UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 31, 2005

                               MOVADO GROUP, INC.
             (Exact name of registrant as specified in its charter)

          NEW YORK                     1-16497                 13-2595932
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)

                650 From Road
                 Paramus, NJ                               07652
  (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (201) 267-8000

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      On August 31, 2005 Movado Group, Inc., (the "Company") signed a joint venture agreement ("JV Agreement") with Financiere TWC SA ("TWC"), a French company with established distribution, marketing and sales operations in France and Germany. One of TWC's wholly owned subsidiaries has been the Company's exclusive distributor of TOMMY HILFIGER(R) watches in France since 2003.

      Under the JV Agreement the Company and TWC will control 51% and 49%, respectively, of MGI-TWC B.V., a Dutch holding company to be formed that will own MGI-TWC SAS, a French corporation, and MGI-TWC GmbH, a German corporation (colletively, the "Subsidiaries"). The Subsidiaries will be responsible for the marketing, distribution and sale in France and Germany of the Company's licensed HUGO BOSS(R) and TOMMY HILFIGER(R) brands, as well as future brands licensed to the Company, subject to the terms of the applicable license agreement. TWC will be responsible for the day to day management of the Subsidiaries, including staffing and providing logistical support, inventory management, order fulfillment, distribution and after sale services, systems and back office support. The terms of the JV Agreement include financial performance measures which, if not attained, give either party the right to terminate the JV Agreement after the fifth (5th) and the tenth (10th) year (January 31, 2011 and January 31, 2016); restrictions on the transfer of shares in the Dutch holding company; and a buy out right whereby the Company can purchase all of TWC's shares in the holding company as of July 1, 2016 and every 5th anniversary thereafter at a pre-determined price.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  September 7, 2005

                                       MOVADO GROUP, INC.


                                       By: /s/ Frank V. Kimick
                                           -------------------------------------
                                           Name:  Frank V. Kimick
                                           Title: Vice President and Treasurer